Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2002 Stock Incentive Plan of our report dated January 21, 2003 with respect to the consolidated financial statements of CEVA, Inc. (formerly: ParthusCeva, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Kost, Forer, Gabbay & Kasierer
(Formerly: Kost, Forer & Gabbay)
A Member of Ernst & Young Global

Tel-Aviv, Israel

May 11, 2004